SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2001

SEARS ROEBUCK ACCEPTANCE CORP.

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-4040 (Commission File Number)	51-0080535 (IRS Employer Identification No.)

3711 Kennett Pike, Greenville, Delaware (Address of principal executive offices)	19807 (Zip Code)

Registrant's telephone number, including area code

(302) 434-3112

Item 5. Other Events.

On August 8, 2001, Registrant executed (i) an Underwriting Agreement with Sears, Roebuck and Co., Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of the several underwriters named therein relating to debt securities and (ii) a Pricing Agreement with Sears, Roebuck and Co., Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of the several underwriters named therein, relating to $750,000,000 aggregate principal amount of Registrants 6.75% Notes due August 15, 2011. A copy of the Underwriting Agreement is attached as Exhibit 1(b) and a copy of the Pricing Agreement is attached as Exhibit 1(a).

In connection with the issuance of the Notes: (i) Anastasia D. Kelly, Executive Vice President, General Counsel of Sears, Roebuck and Co. has delivered an opinion to Registrant, dated August 13, 2001, regarding the validity of the Notes, upon issuance and sale thereof on August 13, 2001; and (ii) Mayer, Brown & Platt, special counsel to Registrant and Sears, has delivered an opinion to Registrant and Sears, dated August 13, 2001, as to certain federal tax matters concerning the Notes. A copy of the opinion as to legality is attached as Exhibit 5, and a copy of the opinion as to certain tax matters is attached as Exhibit 8.

Item 7. Financial Statements, Pro Forma Financial
Information and Exhibits.

Exhibit No. Description

1(a)	Pricing Agreement, dated August 8, 2001, among Registrant, Sears, Roebuck and Co., Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

1(b)	Underwriting Agreement, dated August 8, 2001, among Registrant, Sears, Roebuck and Co., Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4	Form of 6.75% Note.

5	Opinion of Anastasia D. Kelly dated August 13, 2001, relating to the validity of $750,000,000 aggregate principal amount of 6.75% Notes due August 15, 2011.

8	Opinion of Mayer, Brown & Platt as to certain federal tax matters concerning the Registrants 6.75% Notes due August 15, 2011.

23.1	Consent of Anastasia D. Kelly, Executive Vice President, General Counsel of Sears, Roebuck and Co. (included in Exhibit 5).

23.2	Consent of Mayer, Brown & Platt (included in Exhibit 8)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

SEARS ROEBUCK ACCEPTANCE CORP. By: /s/ Keith Trost

Keith Trost President

Date: August 15, 2001

Exhibits

1(a)	Pricing Agreement, dated August 8, 2001, among Registrant, Sears, Roebuck and Co., Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

1(b)	Underwriting Agreement, dated August 8, 2001, among Registrant, Sears, Roebuck and Co., Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4	Form of 6.75% Note.

5	Opinion of Anastasia D. Kelly dated August 13, 2001, relating to the validity of $750,000,000 aggregate principal amount of 6.75% Notes due February 1, 2011.

8	Opinion of Mayer, Brown & Platt as to certain federal tax matters concerning the Registrants 6.75% Notes due February 1, 2011.

23.1	Consent of Anastasia D. Kelly, Executive Vice President, General Counsel of Sears, Roebuck and Co. (included in Exhibit 5).

23.2	Consent of Mayer, Brown & Platt (included in Exhibit 8)